                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): December 15, 1995

                              ZAPATA CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                  I-4219                     C-74-1339132
(State of other jurisdiction      (Commission                (I.R.S. Employer
      of incorporation)          File Number)               Identification No.)

                        1717 St. James Place, Suite 500
                              Houston, Texas 77056
             (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code: (713) 940-6100

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

    On December 15, 1995, Zapata Corporation, a Delaware corporation (the "Company"), closed the previously announced sale of its natural gas compression business conducted by its two wholly subsidiaries, Energy Industries, Inc. and Zapata Energy Industries, L.P. (collectively, "Energy Industries"), to Weatherford Enterra, Inc. ("Weatherford Enterra"). The consideration received by the Company in connection with the sale was approximately $131 million in cash and the assumption of certain current liabilities of Energy Industries by Weatherford Enterra. The cash portion of the consideration represented a purchase price of $130 million, as adjusted by a closing date net asset adjustment provided for in the purchase agreement relating to the sale, and is subject to final post-closing adjustments. The sale was approved by the Company's stockholders on December 15, 1995.

    A copy of the press release dated December 18, 1995 issued by the Company and Weatherford Enterra relating to the closing of the sale is attached as
Exhibit 99 hereto and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (b) PRO FORMA FINANCIAL INFORMATION

        The financial information set forth in "Unaudited Pro Forma Consolidated Financial Statements" is incorporated by reference from pages 20 through 25 of the Company's Proxy Statement dated November 13, 1995.

    (c) EXHIBITS.

        99  Press Release dated December 18, 1995.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ZAPATA CORPORATION

                                   BY:  /s/ Joseph L. von Rosenberg, III
                                      -------------------------------------
                                       Joseph L. von Rosenberg, III
                                       Executive Vice President, General
                                       Counsel and Secretary

Date: December 19, 1995